  Exhibit 10.10

INDUS HOLDING COMPANY

2016 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

Indus Holding Company, a Delaware corporation (“Indus”), hereby establishes the Indus Holding Company 2016 Stock Incentive Plan. The Effective Date of the Plan shall be the later of: (i) the date the Plan was approved by the Board, and (ii) the date the Plan was approved by stockholders of Indus in accordance with the laws of the State of Delaware. Unless earlier terminated pursuant to Section 13(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2. PURPOSE

The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Indus and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of Indus.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company, pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan and deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The Committee may accelerate the vesting of any Award. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations of foreign countries which may affect the Awards or the Participants, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Indus, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under other agreements, applicable law or under the Certificate of Incorporation or Bylaws of Indus. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 1,428,000 shares, less the number of shares of Common Stock subject to grants of Incentive Stock Options under the Plan.

(b) Limitations on Incentive Stock Options. With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 1,428,000 of such shares, less the number of shares of Common Stock issued pusuant to other Awards granted under the Plan, may be subject to grants of Incentive Stock Options.

(c) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available for issuance under this Section for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option;

(ii) In connection with the granting of an Award that is settled in Common Stock, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii) Awards settled in cash or property other than Common Stock shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any award under this Plan is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under this Plan.

(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Indus or other increase or decrease in such shares effected without receipt of consideration by Indus occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the limits of the number of shares of Common Stock described in Section 5(b)), (ii) the calculation of the reduction of shares of Common Stock available under the Plan, (iii) the number and kind of shares of Common Stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units or other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Indus, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(f) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. Unless otherwise provided in the Award Agreement, 25% of the Options shall on each anniversary of the Grant Date, and there shall be no proportionate or partial vesting in the periods between the vesting dates and all vesting shall occur only on the aforementioned vesting dates.

(g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Indus a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order; or

(ii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

(i) Termination of Employment. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms that are unrelated to termination of service. Unless otherwise determined by the Committee, temporary absence from employment or other service because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(ii) Death. If a Participant dies while in the employment or other service of the Company, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option, at any time within a period not to exceed one hundred eighty (180) days after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iii) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. RESTRICTED STOCK

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions and include any legends required by the Shareholders Agreement. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear substantially the following legends or other legends deemed appropriate by the Company to the following effect::

“SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.”

“SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TERMS, CONDITIONS, AND RESTRICTIONS ON TRANSFER AS SET FORTH IN INDUS HOLDING COMPANY 2016 STOCK INCENTIVE PLAN (THE “PLAN”), AND IN AN AGREEMENT ENTERED INTO BY AND BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND INDUS HOLDING COMPANY. (THE “COMPANY”), DATED ___, 20__ (THE “AWARD AGREEMENT”). A COPY OF THE PLAN AND THE AWARD AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT THE CONSENT OF THE CORPORATION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan and applicable law, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the second paragraph of the legend set forth in paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock, if any.

(e) Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on transfer and forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by the Company with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

8. RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Restricted Stock Units. The applicable Award Agreement shall set forth (i) the number of Restricted Stock Units; (ii) any vesting conditions with respect to the Restricted Stock Units; (iii) timing of distributions with respect to Restricted Stock Units; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, a holder of Restricted Stock Units is not entitled to the rights of a holder of Common Stock.

(c) Termination of Employment.

(i) Unless otherwise provided in an Award Agreement, if a Participant’s employment and other service with the Company terminates for any reason, all of the Participant’s outstanding Restricted Stock Units that have not vested as of the date of such termination shall expire upon such termination and the Participant shall have no further rights pursuant to such Restricted Stock Units. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

(ii) Unless otherwise provided in an Award Agreement, if a Participant’s employment and other service with the Company terminates for Cause or due to a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), all of the Participant’s outstanding Restricted Stock Units shall expire upon such termination and the Participant shall have no further rights pursuant to such Restricted Stock Units.

9. OTHER AWARDS

Awards of shares of Common Stock, stock appreciation rights, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of Awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such Awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such Award. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

10. CHANGE IN CONTROL, RIGHT OF REPURCHASE

(a) Change in Control. Upon the occurrence of a Change in Control, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) that all unvested Awards, and all vested Awards that are required to be exercised to realize the full benefit thereof that have not been exercised, shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any such vested Award, (ii) that all unvested Awards, and all vested Awards that are required to be exercised to realize the full benefit thereof that have not been exercised, shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof, if applicable, (iii) provide that, in connection with a liquidation or dissolution of Indus, Awards that are required to be exercised to realize the full benefit thereof that have not been exercised, to the extent vested, shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an unvested Award, or a vested Award that is required to be exercised to realize the full benefit thereof that has not been exercised, upon a Change in Control of Indus, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

(b) Indus's Right to Purchase Award Stock. Unless otherwise provided in an Award Agreement, Indus shall have the right to repurchase the Award Stock issued with respect to any Participant, following such Participant's termination of employment and service with the Company for any reason. The price for repurchasing the Award Stock shall be equal to the Fair Market Value of the Common Stock, as determined on the day of such termination. Should Indus fail to exercise such repurchase right within One Hundred and Eighty (180) days following the later of (i) the date of such Participant's termination of employment or service; or (ii) the date Award Stock is issued to the Participant, Indus shall be deemed to have waived such right.

11. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant performing services for such entity or business unit as terminated if such Participant is not employed by Indus or any entity that is a part of the Company immediately after such event.

12. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to make any payments, sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

13. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that each Award Agreement shall comply with the terms of the Plan.

(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents. Except as set forth in the Plan, an Award Agreement or provided by the Committee in its sole and absolute discretion, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.

(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee may refuse the deferral of an Award unless counsel for Indus determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Stockholder Rights. Except as expressly provided in the Plan or an Award Agreement, a Participant shall not have any of the rights of a stockholder with respect to Common Stock subject to the Awards prior to satisfaction of all conditions relating to the issuance of such Common Stock, and no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h) Buyout and Settlement Provisions. Except as prohibited herein, the Committee may at any time on behalf of Indus offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds. The proceeds received by Indus from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Indus.

(j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards, provided that, except as expressly provided in the Plan, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of Indus in accordance with applicable law and the Certificate of Incorporation and Bylaws of Indus shall be required for any amendment the approval of which is necessary to comply with federal or state law, including Section 422 of the Code. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Sections and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify Indus in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(o) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(p) Non-exclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(q) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(r) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(s) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(t) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(u) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(v) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Indus, to its principal place of business, attention: Chief Financial Officer and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“Award” means any Option, Restricted Stock, Restricted Stock Unit or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by Indus and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

"Award Stock" means Common Stock issued pursuant to an Award.

“Board” means the board of directors of Indus.

“Indus” means Indus Holding Company, a Delaware corporation.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity), violation of any written corporate policy or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” means: (i) any Person (other than Indus, any trustee or other fiduciary holding securities under any employee benefit plan of Indus, or any company owned, directly or indirectly, by stockholders of Indus in substantially the same proportions as their ownership of Indus Common Stock) becomes the beneficial owner, directly or indirectly, of securities of Indus representing fifty percent (50%) or more of the value of Indus’s then outstanding securities (the “Majority Owner”); provided, however, that no Change in Control shall occur under this paragraph (i) unless a person who was not a Majority Owner at some time after the Effective Date becomes a Majority Owner after the Effective Date; (ii) a merger, consolidation, reorganization, or other business combination of Indus with any other entity, other than a merger or consolidation which would result in the securities of Indus outstanding immediately prior thereto continuing to represent directly or indirectly (including by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) by value of the securities of Indus or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of the sale or disposition by Indus of all or substantially all of its assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons at least fifty percent (50%) of the securities of which are beneficially owned, directly or indirectly, by Indus at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of Indus or (iv) any Deemed Liquidation Event (as defined in the Company's Certificate of Incorporation).

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However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time in either subsequent regulations or other guidance, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Indus, which shall be subject to the priority, rights and preferences set forth in the Company's Certificate of Incorporation, as may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board, properly empowered to perform the function of the Committee under the Plan. If no Committee exists, the functions of the Committee will be exercised by the Board.

“Common Stock” means the common stock, par value $.001 per share, of Indus or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section 5 of the Plan.

“Company” means Indus, the subsidiaries of Indus and all other entities whose financial statements are required to be consolidated with the financial statements of Indus pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Indus as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or, if so determined by the Committee in its sole discretion, any individual designated pursuant to Section 4(c).

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

"Effective Date" means the later of: (i) the date the Plan was approved by the Board, and (ii) the date the Plan was approved by stockholders of Indus in accordance with the laws of the State of Delaware, as set forth in Section 1 hereof.

“Eligible Individual” means any employee, consultant, officer, director (employee or non-employee director) or independent contractor of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

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“Fair Market Value” means, unless otherwise required by the Code or other applicable law, fair market value as determined in good faith by the Committee.

“Grant Date” means, unless otherwise provided by applicable law, the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Person” shall mean any person, corporation, partnership, limited liability company, joint venture or other entity or any group, other than a Parent or subsidiary of the Company.

“Plan” means this Indus Communications Inc. 2016 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee or independent contractor of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 7 hereof.

“Restricted Stock Unit” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which may be subject to certain restriction and granted pursuant to Section 8 hereof.

“Section 424 Employee” means an employee of Indus or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

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